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                                                                  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-5311 of A+ Network, Inc. on Form S-3 of our reports dated February 28, 1996, appearing in the Annual Report on Form 10-K of A+ Network, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP


Nashville, Tennessee

June 25, 1996